EXHIBIT 21.0

SUBSIDIARIES OF REGISTRANT
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I.       IN & OUT MINI MART, INC.
         100% Owned Subsidiary
         Incorporated in the State of Texas

II.      DIAMOND MINI MART, INC.
         100% Owned Subsidiary of In & Out Mini Mart, Inc.
         Incorporated in the State of Texas

III.     EVANS OIL COMPANY, INC.
         100% Owned Subsidiary
         Incorporated in the State of Texas

IV.      EDCO, INC.
         19% Owned Subsidiary of Evans Systems, Inc.
         81% Owned Subsidiary of Evans Oil Company, Inc.
         Incorporated in the State of Texas

V.       WAY ENERGY SYSTEMS, INC.
         100% Owned Subsidiary
         Incorporated in the State of Delaware

VI.      EDCO ENVIRONMENTAL SYSTEMS, INC.
         100% Owned Subsidiary Incorporated in
         the State of Texas

VII.     DISTRIBUTOR INFORMATION SYSTEMS CORPORATION
         100% Owned Subsidiary
         Incorporated in the State of Texas